EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan of our reports dated March 10, 2009, with respect to the consolidated financial statements of SupportSoft, Inc. and the effectiveness of internal control over financial reporting of SupportSoft, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

April 9, 2009